UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2016

Carbylan Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36830	20-0915291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39899 Balentine Drive, Suite 200

Newark, California 94560

(Address of principal executive offices)

(510) 933-8365

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 26, 2016, a purported stockholder class action complaint was filed in the Superior Court of the State of California in and for the County of Alameda against Carbylan Therapeutics, Inc. (“Carbylan”), the members of the board of directors of Carbylan, as well as against KalVista Pharmaceuticals Ltd. (“KalVista”), Wedbush Securities Inc. (“Wedbush”) and certain unknown employees of Wedbush, entitled Laidlaw v. Carbylan Therapeutics, Inc., et al., Case No. RG16832665. The complaint alleges that the members of Carbylan’s board of directors and/or Carbylan breached their fiduciary duties of care, good faith, loyalty and/or disclosure in connection with the Share Purchase Agreement, dated as of June 15, 2016, by and among Carbylan, KalVista, and the shareholders of KalVista, and that KalVista and Wedbush aided and abetted such breaches of fiduciary duties. The complaint seeks to enjoin and/or rescind any transaction with KalVista as well as certain other equitable relief, unspecified damages and attorneys’ fees and costs.

Carbylan believes this lawsuit is without merit and intends to vigorously defend against it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBYLAN THERAPEUTICS, INC.

Date: September 30, 2016

	By:	/s/ David M. Renzi
	Name:	David M. Renzi
	Title:	President and Chief Executive Officer